Exhibit 99.1

FOR IMMEDIATE RELEASE

CYALUME TECHNOLOGIES HOLDINGS, INC. REPORTS

CONTINUED STRONG IMPROVEMENT IN

SECOND QUARTER 2015 FINANCIAL RESULTS

FORT LAUDERDALE, FL - August 14, 2015 – Cyalume Technologies Holdings, Inc. (OTCQB: CYLU) (“the Company” or “Cyalume”) today reported its financial results for the second quarter ended June 30, 2015.

	3 Months Ended
$ in thousands	6/30/15	6/30/14	Change
Revenues	$9,916	$8,887	11.6%
Gross profit	$4,590	$3,551	29.3%
Gross margin	46.3%	40.0%	630 bps
Net income	$2,053	$3,272	-37.3%
Net income (loss) excluding “other non-operating income” *	$657	$(823)	NM***
Adjusted EBITDA **	$2,267	$835	171.5%

* A reconciliation of net income (loss) excluding “other non-operating income” to GAAP net income is contained later in this release.

** The Company views Adjusted EBITDA as an important measure in its analysis of the Company’s business because it presents a view of the Company’s performance on an ongoing basis without regard to capital structure, capital investment cycles and corresponding ages of related assets among comparable companies. A more detailed description of Adjusted EBITDA and a reconciliation to GAAP net income (loss) is contained later in this release.

*** NM – Not meaningful

Cyalume’s President & CEO, Zivi Nedivi noted, “Continuing to build on a solid Q1 2015, gross profit for the second quarter of 2015 benefited from a favorable sales mix of higher margin products, in addition to a notable increase in overall revenues, as compared to the prior year. Revenues benefited by the start-up of a new M1110 training ammunition sales contract. We are extremely pleased with these results and expect to demonstrate a continuance of this improvement trend in the coming quarters.”

Dale Baker, Chief Operating Officer, stated, “Our continued focus on controlling costs and improving manufacturing efficiencies again contributed to the improved profitability for the quarter. Cost reduction, in both production and administrative areas, remains a high priority.”

About Cyalume Technologies Holdings, Inc.

Cyalume designs and manufactures non-pyrotechnic tactical products and training solutions for the world's militaries and law enforcement agencies, as well as for certain safety markets. Cyalume is the exclusive supplier to the U.S. and NATO-country militaries for all of their chemical light needs and operates manufacturing facilities in the U.S. and France. Through its subsidiary Cyalume Specialty Products, Cyalume also manufactures specialty chemical components for various markets.

Forward-Looking Statements

This press release includes forward-looking statements, including statements concerning anticipated future financial results. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company's cost reduction initiatives; the Company's ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company's gross profit margins as a result of changes in product mix; the Company's vulnerability to industry conditions and competition; the effect of any interruption in the Company's supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company's international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company's non-U.S. sales continue to increase; reliance for a significant portion of the Company's total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

The footnotes and other disclosures contained in the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings are an integral part of its financial statements and should be read in conjunction with any review of its financial statements.

Contact:

Cyalume Technologies Holdings, Inc.	Investor Relations Counsel:
Michael Bielonko	The Equity Group Inc.
Chief Financial Officer	Lena Cati (212) 836-9611
(413) 858-2516	lcati@equityny.com
www.cyalume.com	www.theequitygroup.com

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Cyalume Technologies Holdings, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(in thousands, except shares and per share information)

	Three	Three	Six	Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues	$9,916	$8,887	$16,858	$16,156
Cost of revenues	5,326	5,336	9,130	9,728
Gross profit	4,590	3,551	7,728	6,428

Other expenses (income):
Sales and marketing	562	911	1,108	1,865
General and administrative	1,912	1,554	3,486	3,473
Research and development	287	379	599	754
Interest expense, net	857	524	1,360	1,037
Interest expense – related party	37	117	100	223
Amortization of intangible assets	238	497	477	993
Legal Settlement	(1,381)	0	(1,381)	0
Change in warrant liability fair value	(15)	(4,095)	5	(5,042)
Other expenses, net	6	291	(131)	352
Total other expenses, net	2,503	178	5,623	3,655

Income before income taxes	2,087	3,373	2,105	2,773
Provision for income taxes	34	101	119	175
Net income	2,053	3,272	1,986	2,598

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	73	(44)	(268)	(52)
Other comprehensive income (loss)	73	(44)	(268)	(52)
Comprehensive income	$2,126	$3,228	$1,718	$2,546

Net income	$2,053	$3,272	$1,986	$2,598
Series A convertible preferred stock dividends	(141)	(125)	(276)	(245)
Series C preferred stock dividends	(65)	0	(127)	0
Net income available to common stockholders	$1,847	$3,147	$1,583	$2,353

Earnings per common share:
Basic	$0.09	$0.15	$0.07	$0.11
Diluted	$0.02	$0.10	$0.02	$0.08
Weighted average shares to compute net earnings per common share:
Basic	21,400,244	21,362,564	21,400,244	21,184,567
Diluted	100,479,954	32,153,976	100,370,051	29,322,654

Cyalume Technologies Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except shares and per share information)

Assets	June 30, 2015	December 31, 2014
Current assets:
Cash	$1,073	$2,358
Accounts receivable, net of allowance for doubtful accounts of $21 and $22, respectively	4,554	3,622
Inventories, net	8,168	7,826
Income taxes refundable	130	0
Prepaid expenses and other current assets	1,184	648
Total current assets	15,109	14,454

Property, plant and equipment, net	6,869	7,120
Goodwill	7,992	7,992
Other intangible assets, net	6,111	6,591
Debt issue costs, noncurrent	880	0
Other noncurrent assets	0	18
Total assets	$36,961	$36,175

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$3,000	$2,050
Current portion of notes payable	598	5,775
Accounts payable	2,230	2,144
Accrued expenses	2,223	2,690
Deferred revenue and deferred rent	166	181
Income taxes payable	400	644
Capital lease obligation	0	7
Warrants liability	30	25
Legal obligation	1,400	0
Total current liabilities	10,047	13,516

Notes payable, net of current portion	16,598	10,214
Note payable due to related parties	0	2,100
Deferred income taxes	376	430
Legal obligation	0	2,781
Other noncurrent liabilities	280	282
Total liabilities	27,301	29,323

Series C preferred stock, $0.001 par value; 1,000,000 shares authorized; 1,000 shares issued and outstanding	2,230	2,103
Series D convertible preferred stock, $0.001 par value; 1,000,000 shares authorized; 10 shares issued and outstanding	830	0
Series A convertible preferred stock, $0.001 par value; 1,000,000 shares authorized; 123,097 shares issued and outstanding	4,840	4,564
Stockholders' equity:
Series B convertible preferred stock, $0.001 par value; 1,000,000 shares authorized; 1,000 shares issued and outstanding	1,401	1,401
Common stock, $0.001 par value; 150,000,000 shares authorized; 21,400,244 shares issued and outstanding	21	21
Additional paid-in capital	102,871	103,014
Accumulated deficit	(101,604)	(103,590)
Accumulated other comprehensive loss	(929)	(661)
Total stockholders’ equity	1,760	185
Total liabilities and stockholders' equity	$36,961	$36,175

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and certain other income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports, including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business. In addition, components of Adjusted EBITDA are a key component in the determination of Cyalume’s compliance with certain covenants under its credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The following table sets forth a reconciliation of Adjusted EBITDA to net loss for the periods presented.

Cyalume Technologies Holdings, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	June 30,	June 30,
	2015	2014

Net Income	$2,053	$3,272

Adjustments to arrive at EBITDA:
Interest expense, net	894	641
Provision for (benefit from) income taxes	34	101
Depreciation	310	376
Amortization	238	497

EBITDA	3,529	4,887

Adjustments to arrive at Adjusted EBITDA:
Stock based compensation	113	54
Foreign currency loss (gain)	21	(11)
Gain on legal settlement reduction	(1,381)	0
Change in warrant liability fair value	(15)	(4,095)
Adjusted EBITDA	$2,267	$835

Net income (loss) excluding “other non-operating income” (a Non-GAAP Financial Measure)

Cyalume believes the Non-GAAP Financial Measure of Net Income (Loss) excluding “other non-operating income” to be meaningful as it serves to exclude two significant non-cash, non-operating line items which may otherwise obscure financial results from actual Company operations.

The following table sets forth a reconciliation of net income (loss) excluding “other non-operating income” to net income for the periods presented.

Cyalume Technologies Holdings, Inc.

Reconciliation of Net Income to Net Income (Loss) excluding “other non-operating income”

(in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	June 30,	June 30,
	2015	2014

Net Income	$2,053	$3,272

Legal Settlement	(1,381)	0
Change in warrant liability fair value	(15)	(4,095)
Net income (loss) excluding “other non-operating income”	$657	$(823)